As filed with the Securities and Exchange Commission on March 11, 2022

Registration No. 333-252302

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2

TO

FORM S-1

ON FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARKO Corp.

(Exact name of registrant as specified in its charter)

Delaware	5412	85-2784337
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

8565 Magellan Parkway

Suite 400

Richmond, Virginia 23227-1150

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Arie Kotler

8565 Magellan Parkway

Suite 400

Richmond, Virginia 23227-1150

(804) 730-1568

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Drew M. Altman, Esq.

Win Rutherfurd, Esq.

Greenberg Traurig, P.A.

333 S.E. 2nd Avenue, Suite 4400

Miami, Florida 33131

(305) 579-0500

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On January 14, 2021, ARKO Corp., a Delaware corporation (“we,” “us,” “our” or the “Company”), filed a registration statement with the Securities and Exchange Commission (the “SEC”) on Form S-1 (File No. 333-252302) (as amended, the “Registration Statement”). The Registration Statement was declared effective by the SEC on February 1, 2021 and registered an aggregate of (1) up to 99,251,253 shares of our common stock, $0.0001 par value per share (“common stock”), which included common stock issuable upon the exercise of certain of our Public Warrants (as defined below) and the New Ares Warrants (as defined below), shares of common stock issuable upon conversion of Series A Convertible Preferred Stock (as defined below) and shares of common stock issuable upon the satisfaction of certain conditions contained in the Business Combination Agreement (as defined below), and (2) up to 4,000,000 private placement warrants, which are held or may be held by the selling securityholders named in the prospectus contained in the Registration Statement. The Registration Statement also registered an aggregate of up to 1,100,000 shares of our common stock issuable upon exercise of the New Ares Warrants.

On May 27, 2021, we filed Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement, which was subsequently declared effective by the SEC on June 7, 2021.

This Post-Effective Amendment No. 2 to Form S-1 on Form S-3 (“Post-Effective Amendment No. 2”) is being filed by the Company to convert the registration statement on Form S-1 into a registration statement on Form S-3.

No additional securities are being registered under this Post-Effective Amendment No. 2. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. Neither we nor the Selling Securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 11, 2022

PRELIMINARY PROSPECTUS

ARKO Corp.

Up to 99,251,253 Shares of Common Stock

Up to 1,100,000 Shares of Common Stock Issuable Upon Exercise of Warrants

Up to 4,000,000 Warrants

This prospectus relates to the issuance by us of up to an aggregate of up to 1,100,000 shares of our common stock, $0.0001 par value per share (“common stock”) that are issuable upon the exercise of the New Ares Warrants (as defined below), for which we will receive the proceeds from any exercise of any such warrants for cash.

This prospectus also relates to the resale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of up to 99,251,253 shares of our common stock, including (i) the 8,333,333 shares of common stock (the “PIPE Shares”) issuable upon conversion of 1,000,000 shares of our Series A convertible preferred stock, par value 0.0001 per share (the “Series A Convertible Preferred Stock”), (ii) 1,100,000 shares of common stock that may be issued upon exercise of the New Ares Warrants, (iii) 533,333 shares of common stock that may be issued upon exercise of certain of our Public Warrants (as defined below) held by certain Selling Securityholders and (iv) 9,000,000 Founder Shares (as defined below) (including 4,200,000 shares of common stock issuable upon the satisfaction of certain conditions contained in the Business Combination Agreement (the “Deferred Shares”)), and 4,000,000 warrants (the “Private Warrants”) originally issued in a private placement in connection with the initial public offering of Haymaker Acquisition Corp. II, a Delaware corporation.

We are registering the securities for resale pursuant to the Selling Securityholders’ registration rights under that Registration Rights and Lock-Up Agreement, dated as of December 22, 2020 (as amended, the “Registration Rights Agreement”) among us and the Selling Securityholders. Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities.

The Selling Securityholders may offer, sell or distribute all or a portion of the shares of common stock or Private Warrants registered hereby publicly or through private transactions at prevailing market prices or at negotiated prices. We provide more information about how the Selling Securityholders may sell their shares of our common stock and Private Warrants in the section entitled “Plan of Distribution.”

We will pay certain offering fees and expenses and fees in connection with the registration of the common stock and Private Warrants offered hereby and will not receive proceeds from the sale of the shares of common stock by the Selling Securityholders. We will receive the proceeds from the exercise of any Private Warrants or New Ares Warrants for cash.

Our common stock and our publicly-traded warrants (the “Public Warrants”) are listed on the Nasdaq Capital Market under the symbols “ARKO” and “ARKOW,” respectively. On March 10, 2022, the closing price of our common stock was $8.29, and the closing price for the Public Warrants was $1.59.

INVESTING IN OUR SECURITIES INVOLVES RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2022.

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC under which the Selling Securityholders may, from time to time, offer and sell, any combination of the securities described in this prospectus in one or more offerings. The Selling Securityholders may use the Registration Statement to sell shares of common stock issuable upon the exercise of the Private Warrants, in each case up to the amounts set forth in the section entitled “Selling Securityholders,” from time to time through any means described in the section entitled “Plan of Distribution.”

We may from time to time supplement the information contained in this prospectus pursuant to a prospectus supplement, which may add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus, together with the information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we nor the Selling Securityholders has authorized anyone to provide any information other than the information contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus incorporates by reference trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

This prospectus contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or incorporated by reference as exhibits to the Registration Statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information; Incorporation by Reference.”

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “Arko,” “our” and the “Company” refer to ARKO Corp., a Delaware corporation, including its consolidated subsidiaries:

•	“amended and restated certificate of incorporation” means our amended and restated certificate of incorporation, dated December 21, 2020.

•	“Ares Entities” means certain entities affiliated with Ares Capital Management who received New Ares Warrants in connection with the Business Combination.

•	“Arko Holdings” means Arko Holdings Ltd., a company organized under the laws of the State of Israel and, unless the context otherwise requires, includes its consolidated subsidiaries.

•	“Board” or “Board of Directors” means the board of directors of the Company.

•

“Business Combination” means the transactions contemplated by the Business Combination Agreement, pursuant to which, among other things, Merger Sub I merged with and into Haymaker (the “First Merger”), with Haymaker surviving the First Merger as a wholly-owned subsidiary of Arko, and Merger Sub II merged with and into Arko Holdings (the “Second Merger”), with Arko Holdings surviving the Second Merger as a wholly-owned subsidiary of Arko.

•

“Business Combination Agreement” means that certain Business Combination Agreement, dated as of September 8, 2020 (as amended by the Consent and Amendment No. 1 to the Business Combination Agreement, dated November 18, 2020) by and among Haymaker, Arko, Merger Sub I, Merger Sub II, and Arko Holdings.

•	“bylaws” means our bylaws, as amended.

•	“common stock” means the shares of common stock, par value $0.0001 per share, of the Company.

•	“Closing Date” means the date of the closing of the Business Combination on December 22, 2020.

•	“DGCL” means the General Corporation Law of the State of Delaware.

•	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

•

“Founder Shares” means, as of the Closing Date, the 4,800,000 shares of common stock and the right to receive 4,200,000 Deferred Shares (as defined in the Business Combination Agreement) that are owned by Haymaker Sponsor II LLC and its permitted transferees together with Haymaker’s independent directors and their respective permitted transferees.

•

“GPM” means GPM Investments, LLC, a Delaware limited liability company, together with all of its subsidiaries. Prior to the Business Combination, Arko Holdings held a majority of the outstanding equity of GPM, and, following the Business Combination, both Arko Holdings and GPM became our wholly owned subsidiaries.

•

“GPM Petroleum” or “GPMP” means GPM Petroleum LP together with all of its subsidiaries. GPM owns, directly and indirectly, 100% of the general partner of GPMP and 99.8% of the GPMP limited partner units.

•	“Haymaker” means Haymaker Acquisition Corp. II, a Delaware corporation.

•	“IPO” means Haymaker’s initial public offering of units, consummated on June 11, 2019.

•	“Merger Sub I” means Punch US Sub, Inc., a Delaware corporation.

•	“Merger Sub II” means Punch Sub Ltd., a company organized under the laws of the State of Israel.

•	“Nasdaq” means the Nasdaq Capital Market.

•	“New Ares Warrants” means 1,100,000 warrants, each exercisable for one share of our common stock for $10.00 per share with an exercise period ending on the fifth anniversary of the Closing Date,

received in connection with the Business Combination by certain entities affiliated with Ares Capital Management in exchange for warrants to acquire membership interests in GPM.

•	“PIPE Shares” means 8,333,333 shares of our common stock into which the Series A Convertible Preferred Stock is convertible.

•	“SEC” means the U.S. Securities and Exchange Commission.

•	“Securities Act” means the Securities Act of 1933, as amended.

•

“Selling Securityholders” means the persons listed in the table in the “Selling Securityholders” section of this prospectus, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Securityholders’ interest in our common stock or Private Warrants in accordance with the terms of the Registration Rights Agreement other than through a public sale.

•	“Series A Convertible Preferred Stock” means our Series A convertible preferred stock, par value 0.0001 per share, issued to the PIPE Share investors pursuant to the Subscription Agreement.

•

“Subscription Agreement” means that certain subscription agreement entered into among us and the PIPE Investors on November 18, 2020 in connection with the Business Combination pursuant to which, among other things, the PIPE Investors agreed to subscribe for and purchase, and we agreed to issue and sell to such investors, up to 1,000,000 shares of Series A Convertible Preferred Stock.

•	“Warrants” means the Private Warrants together with the Public Warrants.

•

“Warrant Agreement” means the certain Warrant Agreement, originally dated June 6, 2019, as amended on December 22, 2020, by and among Haymaker, us, and Continental Stock Transfer & Trust Company, a New York corporation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this Registration Statement may include, for example, statements about:

•	changes in economic conditions and consumer confidence in the U.S.;

•	if we do not make acquisitions on economically acceptable terms, our future growth may be limited;

•	we may be unable to successfully integrate the acquired operations or otherwise realize the expected benefits from our acquisitions;

•	our future growth depends on our ability to successfully implement our organic growth strategies;

•

labor, raw materials and building supply shortages and price fluctuations in the construction industry could delay or increase the costs of our store upgrade and remodel program and our maintenance capital expenditures;

•	significant changes in the current consumption of and regulations related to tobacco and nicotine products;

•	changes in the wholesale prices of motor fuel;

•	significant changes in demand for fuel-based modes of transportation;

•	we operate in a highly competitive industry characterized by low entry barriers;

•	negative events or developments associated with branded motor fuel suppliers;

•	we depend on several principal suppliers for our gross fuel purchases and two principal suppliers for merchandise;

•	a portion of our revenue is generated under fuel supply agreements with independent dealers that must be renegotiated or replaced periodically;

•

the retail sale, distribution and storage of motor fuels is subject to environmental protection and operational safety laws and regulations that may expose us or our customers to significant costs and liabilities;

•	business disruption and related risks resulting from the outbreak of COVID-19 and variants of the virus, including associated regulatory changes;

•	failure to comply with applicable laws and regulations;

•	the loss of key senior management personnel or the failure to recruit or retain qualified personnel;

•	unfavorable weather conditions;

•	we may be held liable for fraudulent credit card transactions on our fuel dispensers;

•	payment-related risks that may result in higher operating costs or the inability to process payments;

•	significant disruptions of information technology systems or breaches of data security;

•	laws, regulations, standards, and contractual obligations related to data privacy and security regulations, and our actual or perceived failure to comply with such obligations;

v

•	if we fail to adequately secure, maintain, and enforce our intellectual property rights;

•	if third parties claim that we infringe upon their intellectual property rights;

•	we depend on third-party transportation providers for the transportation of our motor fuel;

•	our operations present risks which may not be fully covered by insurance;

•	our variable rate debt;

•	the agreements governing our indebtedness have various restrictions and financial covenants;

•	the proposed phase out of the London Interbank Offered Rate (“LIBOR”);

•	we incur significant expenses and administrative burdens as a public company;

•	our principal stockholders and management control us and their interests may conflict with yours in the future;

•	our corporate structure includes Israeli subsidiaries that may have adverse tax consequences and expose us to additional tax liabilities;

•	we may not be able to effectively maintain controls and procedures required by Section 404 of the Sarbanes-Oxley Act;

•	the market price and trading volume of our common stock may be volatile and could decline significantly;

•	if securities or industry analysts do not publish research, publish inaccurate or unfavorable research or cease publishing research about us or the convenience store industry; and

•	sales of a substantial number of shares of our common stock in the public market.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties, some of which are beyond our control, or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” and in our periodic filings with the SEC. Our SEC filings are available publicly on the SEC website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Accordingly, forward-looking statements in this prospectus should not be relied upon as representing our views as of any subsequent date, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the information incorporated by reference herein, the information set forth under the heading “Risk Factors” and our financial statements and the related notes thereto incorporated by reference in this prospectus.

Unless the context otherwise requires, all references to the “Company,” “ARKO,” “we,” “our,” “ours,” and “us” refer to ARKO Corp. including its consolidated subsidiaries.

ARKO Corp.

Overview

We own, indirectly, 100% of GPM, which is our operating entity. Based in Richmond, VA, we are a leading independent convenience store operator and, as of December 31, 2021, we were the sixth largest convenience store chain operator in the United States ranked by store count, operating 1,406 retail convenience stores. As of December 31, 2021, we operated the stores under 19 regional store brands including 1-Stop, Admiral, Apple Market®, BreadBox, ExpressStop®, E-Z Mart®, fas mart®, fastmarket®, Handy Mart, Jiffi Stop®, Li’l Cricket, Next Door Store®, Roadrunner Markets, Rstore, Scotchman®, shore stop®, Town Star, Village Pantry® and Young’s. As of December 31, 2021, we also supplied fuel to 1,628 independent dealer locations. We are well diversified geographically and as of December 31, 2021, operated across 33 states and the District of Columbia in the Mid-Atlantic, Midwestern, Northeastern, Southeastern and Southwestern United States (“U.S.”). We believe we benefit greatly by using established store banners. Our community of brands have been in existence for an average of approximately 50 years. We leverage their long-term community involvement, highly recognizable brands and customer loyalty in their respective markets. Our stores derive significant value from the scale, corporate infrastructure and centralized marketing programs associated with our large network.

We derive our revenue from the retail sale of fuel, the wholesale distribution of fuel and from the retail sale of a wide array of products offered in our retail stores, together with foodservice offerings.

The Business

We primarily operate in two business segments: retail and wholesale. Additionally, our third segment, GPMP, engages in the wholesale distribution of fuel. For the year ended December 31, 2021, the retail segment generated total revenues of approximately $4.7 billion, including approximately $1.7 billion of in-store sales and other revenues. In addition, the retail segment sold a total of 1,038.6 million gallons of branded and unbranded fuel to its retail customers. As a wholesale distributor of motor fuel, we distribute branded and unbranded motor fuel from refiners through third-party transportation providers. As of December 31, 2021, we distributed fuel to 1,628 independent dealer locations and spot and bulk purchasers throughout our footprint. For the year ended December 31, 2021, the wholesale segment sold 978.0 million gallons of fuel, generating revenues of approximately $2.7 billion. Our subsidiary, GPM Petroleum LP, which we refer to as GPMP distributes motor fuels on a fixed fee per gallon basis to both our retail and wholesale sites. For the year ended December 31, 2021, 99.9% of the total fuel gallons distributed by GPMP were to GPM sites. GPM purchases all of its fuel from GPMP and we own 100% of the general partner of GPMP and, as of December 31, 2021, 99.8% of the GPMP limited partner units.

The Business Combination

On September 8, 2020, Haymaker entered into the Business Combination Agreement with us. Furthermore, on November 18, 2020, we and Haymaker entered into a certain Consent and Amendment No. 1 to the Business

Combination Agreement. On November 18, 2020, the Business Combination was approved by Arko Holdings, on December 8, 2020, the Business Combination Agreement was adopted by Haymaker’s stockholders, and on December 22, 2020, pursuant to the Business Combination, Haymaker and Arko Holdings became wholly owned subsidiaries of the Company.

Corporate Information

ARKO Corp. was incorporated under the laws of Delaware on August 26, 2020 for the purpose of facilitating the business combination of Haymaker and ARKO Holdings. Our common stock and Public Warrants were registered to trade on the Nasdaq Capital Market on December 22, 2020 and commenced trading on December 23, 2020. Arko Holdings was organized under the laws of Israel on May 4, 1970 and the main activity of Arko Holdings prior to the foregoing business combination was its holding, through its subsidiaries, of controlling rights in GPM. The mailing address of the Company’s principal executive office is 8565 Magellan Parkway, Suite 400, Richmond, Virginia 23227-1150, and its telephone number is (804) 730-1568.

THE OFFERING

Issuer	ARKO Corp.

Issuance of Common Stock

Shares of Common Stock Offered by Us	Up to 1,100,000 shares of common stock that are issuable upon the exercise of the New Ares Warrants.

Shares of Common Stock Outstanding Prior to Exercise of All Warrants and the New Ares Warrants	124,608,334 shares (as of February 23, 2022).

Shares of Common Stock Outstanding Assuming Exercise of All Warrants and the New Ares Warrants	143,041,645 shares (which shares do not include the issuance of PIPE Shares or Deferred Shares).

Exercise Price of Private Warrants	$11.50 per share, subject to adjustment as described herein

Exercise Price of New Ares Warrants	$10.00 per share, subject to adjustment as described herein.

Use of Proceeds	We will receive up to an aggregate of approximately $57.0 million from the exercise of the Private Warrants and New Ares Warrants, assuming the exercise in full of all of such warrants for cash. We expect to use the net proceeds from the exercise of such warrants for general corporate purposes. See “Use of Proceeds.”

Resale of Common Stock

Common Stock Offered by the Selling Securityholders	Up to 99,251,253 shares.

Use of Proceeds	We will not receive any of the proceeds from the sale of the shares of common stock or Private Warrants by the Selling Securityholders.

Market for Our Shares of Common Stock and Public Warrants	Our common stock and the Public Warrants are listed on the Nasdaq Capital Market under the symbols “ARKO,” and “ARKOW,” respectively.

Lock-up Restrictions	Certain of our Selling Securityholders are subject to certain restrictions on the transfer of our securities until the termination of applicable lock-up periods. See “Selling Securityholders—Certain Relationship with Selling Securityholders” for further discussion.

Risk Factors	Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described under the heading “Risk Factors” in Item 1A of Part I of our most recent Annual Report on Form 10-K and in the other information contained in or incorporated by reference in this prospectus, including our audited consolidated financial statements and the related notes, before you decide whether to purchase our securities. If any of such risks actually occur, our business, financial condition, results of operations, cash flow and prospects could be materially and adversely affected. As a result, the trading price of our securities could decline and you could lose all or part of your investment in our securities.

USE OF PROCEEDS

All of the common stock and Private Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

We will receive up to an aggregate of approximately $57.0 million from the exercise of the Private Warrants and New Ares Warrants, assuming the exercise in full of all of the Private Warrants and New Ares Warrants for cash. We expect to use the net proceeds from the exercise of the Private Warrants and New Ares Warrants for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the Private Warrants and New Ares Warrants. There is no assurance that the holders of the Private Warrants and New Ares Warrants will elect to exercise any or all of such Private Warrants or New Ares Warrants. To the extent that the Private Warrants and New Ares Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Private Warrants and New Ares Warrants will decrease.

DETERMINATION OF OFFERING PRICE

The offering price of the shares of common stock underlying the Warrants offered hereby is determined by reference to the exercise price of the Warrants of $11.50 per share. The Public Warrants are listed on the Nasdaq Capital Market under the symbol “ARKOW.”

We cannot currently determine the price or prices at which shares of our common stock or the Private Warrants may be sold by the Selling Securityholders under this prospectus.

DESCRIPTION OF SECURITIES

The following summary of the material terms of our common stock and Warrants is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our amended and restated certificate of incorporation in its entirety for a complete description of the rights and preferences of our common stock and the Warrant Agreement (as amended) and Form of Warrant for a description of the terms of the Warrants.

Authorized and Outstanding Stock

Our amended and restated certificate of incorporation authorizes the issuance of 400,000,000 shares of common stock, $0.0001 par value per share and 5,000,000 shares of undesignated preferred stock, $0.0001 par value. 1,000,000 shares of our Series A convertible preferred stock, par value $0.0001 per share (the “Series A Preferred Stock”), were issued and outstanding immediately after the Business Combination and 124,608,334 shares of common stock were issued and outstanding as of February 23, 2022.

Common Stock

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of our common stock possess all voting power for the election of our directors and all other matters requiring stockholder action, and no holder of any series of preferred stock shall be entitled to any voting powers in respect thereof, except that the holders of Series A Preferred Stock shall be given notice by the Company of any meeting of stockholders or action to be taken by written consent in lieu of a meeting of stockholders as to which the holders of common stock are given notice at the same time as provided in, and in accordance with, our bylaws; provided that notwithstanding any such notice, except as required by applicable law or as set forth in our amended and restated certificate of incorporation, the holders of Series A Preferred Stock shall not be entitled to vote on any matter presented to the holders of common stock for their action or consideration unless and until the holders of a majority of the outstanding shares of Series A Preferred Stock provide written notification to the Company that such holders are electing, on behalf of all holders of Series A Preferred Stock, to activate their voting rights and thereby render the Series A Preferred Stock voting capital stock of the Company, after which, until such time, if at all, as the holders of at least a majority of the outstanding shares of Series A Preferred Stock provide further written notice to the Company that they elect to deactivate the voting rights attributable to the Series A Preferred Stock, the holders of Series A Preferred Stock and the holders of common stock shall vote as a single class on an as-converted basis, with each holder of common stock entitled to one vote per share of common stock then held and each holder of Preferred Stock entitled to the number of votes equal to the number of shares of common stock into which the shares of Series A Preferred Stock held by such holder would be converted as of the record date, without giving effect to any limitations on conversion by such holder set forth in our amended and restated certificate of incorporation. The holders of shares of common stock are entitled to one vote per share in connection with the election of directors and all other matters submitted to a vote of stockholders.

Dividends

Subject to any preferential dividend rights of holders of any then outstanding shares of our preferred stock and the amended and restated certificate of incorporation, the holders of shares of common stock will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on common stock unless the shares of common stock at the time outstanding are treated equally and identically.

On February 21, 2022, our Board of Directors declared a quarterly dividend of $0.02 per share of common stock, to be paid on March 29, 2022 to stockholders of record as of March 15, 2022, totaling approximately $2.5 million. We have not previously declared or paid any cash dividends on our common stock.

Liquidation, Dissolution and Winding Up

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, after payments to creditors and subject to any preferential liquidation, dissolution or winding up rights of holders of any then outstanding shares of our preferred stock, the holders of shares of common stock are entitled to share ratably in all of our remaining assets and funds available for distribution to holders of shares of common stock.

Other Matters

Holders of shares of the common stock do not have any preemptive, subscription, redemption or conversion rights. All of the shares of the common stock currently issued and outstanding are fully-paid and nonassessable.

No Cumulative Voting

Section 214 of the DGCL provides that the certificate of incorporation of any corporation may provide stockholders with the right to cumulate votes in the election of directors. The amended and restated certificate of incorporation does not provide for cumulative voting of shares of the common stock.

Transfer Agent

The Transfer Agent for our common stock is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its role as transfer agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law

Special Meetings of Stockholders

Our amended and restated certificate of incorporation provides that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our Chief Executive Officer or by our Chairman of the board. Our bylaws provide that special meetings of our stockholders may be called only by (i) a majority vote of our board of directors, (ii) our Chief Executive Officer or (iii) our Chairman of the board. Our bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the Company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act of, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our bylaws also specify certain requirements as to the form and content of such stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but Unissued Shares

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum Selection

Our amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware (or, if that court lacks subject matter jurisdiction, another federal or state court situated in the State of Delaware) shall be the sole and exclusive forum for any stockholder (including a beneficial owner) for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or our bylaws, or (iv) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine. Our amended and restated certificate of incorporation also requires that unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States situated in the State of Delaware shall be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act, and the Exchange Act. Additionally, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the forum provisions.

The exclusive forum selection provisions may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

Section 203 of the Delaware General Corporation Law

We are a Delaware corporation subject to Section 203 of the DGCL. Under Section 203, certain “business combinations” between a Delaware corporation whose stock is listed on a national securities exchange or held of record by more than 2,000 stockholders and an “interested stockholder” are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless:

•	the corporation has elected in its certificate of incorporation not to be governed by Section 203;

•

the business combination or the transaction which resulted in the stockholder becoming an interested stockholder was approved by the board of directors of the corporation before the date of the business combination or the date such stockholder became an interested stockholder, as applicable;

•

upon consummation of the transaction that made such stockholder an interested stockholder, the interested stockholder owned at least 85% of the “voting stock” (as defined in Section 203) of the corporation outstanding at the commencement of the transaction excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to tender stock held by the plan in a tender or exchange offer; or

•

the business combination is approved by the board of directors and by the stockholders (acting at a meeting and not by written consent) by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not “owned” (as defined in Section 203) by the interested stockholder.

The three-year prohibition also does not apply to some business combinations proposed by an interested stockholder following the announcement or notification of an extraordinary transaction involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors. The term “business combination” is defined generally to include mergers or consolidations between a Delaware corporation and an interested stockholder, transactions with an interested stockholder involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase an interested stockholder’s percentage ownership of stock, or other transaction resulting in a financial benefit to the interested stockholder. The term “interested stockholder” is defined generally as those stockholders who become beneficial owners of 15% or more of a Delaware corporation’s voting stock, together with the affiliates or associates of that stockholder.

Election of Directors

Our amended and restated certificate of incorporation provides that our board of directors is divided into three classes, where each of the newly elected director will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings. The classified board provision could discourage a potential acquiror from making a tender offer or otherwise attempting to obtain control of the Company and could increase the likelihood that incumbent directors will retain their positions.

Warrants

Each Public Warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as discussed below. Pursuant to the Warrant Agreement, a Public Warrant holder may exercise its warrants only for a whole number of shares of common stock. This means that only a whole Public Warrant may be exercised at any given time by a Public Warrant holder. The Public Warrants will expire on December 22, 2025, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation. As of February 23, 2022, 17,333,311 Public Warrants and Private Warrants, which are identical to the Public Warrants, except that the Private Warrants are non-redeemable and exercisable on a cashless basis so long as they are held by the Selling Stockholders, were issued and outstanding.

We will not be obligated to deliver any shares of common stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or an exemption from registration is available. No Public Warrant will be exercisable and we will not be obligated to issue shares of common stock upon exercise of a Public Warrant unless common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants or an exemption from qualification is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such warrant will not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Public Warrant. We have agreed to use our reasonable best efforts to maintain the effectiveness of the resale registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the Warrant Agreement.

Notwithstanding the above, if the common stock is at the time of any exercise of a Public Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of Public Warrants

We may call the Public Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior notice of redemption (the “30-day redemption period”) to each warrant holder; and

•

if, and only if, the last reported sale price of the common stock (or the closing bid price of the common stock in the event shares of the common stock are not traded on any specific day) equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption Procedures and Cashless Exercise

If we call the Public Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their Public Warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the Warrants (as defined in the Warrant Agreement), multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” for the purpose of this paragraph shall mean the average last reported sale price of common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Public Warrant redemption.

A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Warrant Agent’s actual knowledge, would beneficially own in excess of 4.8% or 9.8% (or such other amount as a holder may specify) of the shares of common stock outstanding immediately after giving effect to such exercise.

Anti-Dilution

If the number of outstanding shares of common stock is increased by a stock dividend payable in shares of common stock, or by a split-up of shares of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase shares of common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of the Company’s common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “fair market value” for the purpose of this paragraph means the volume weighted average price of common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of common stock on account of such shares of common stock (or other shares of our capital stock into which the Public Warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

If the number of outstanding shares of our common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

Whenever the number of shares of the common stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the warrant exercise price per share will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of the Company’s common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of the Company’s common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Form of Warrant and in lieu of the shares of common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of common stock in such a transaction is payable in the form of the common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of a Public Warrant properly exercises such warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the Public Warrant.

Other Matters

The Public Warrants were issued in registered form under the Warrant Agreement. The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding Public Warrants to make all other modifications or amendments.

The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Public Warrants being exercised. The Public Warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their Public Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.

Public Warrants may be exercised only for a whole number of shares of common stock. No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of common stock to be issued to the Public Warrant holder.

Private Warrants

Private Warrants are identical to the Public Warrants, except that the Private Warrants are non-redeemable and exercisable on a cashless basis so long as they are held by certain of the Selling Securityholders.

If holders of the Private Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their Warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the Warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the Warrants by (y) the fair market value. The “fair market value” shall mean the average last reported sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is received by the Warrant Agent.

Transfer Agent and Registrar

The Warrant Agent for our Public Warrants is Continental Stock Transfer & Trust Company. The Warrant Agent’s address is 1 State Street, 30th Floor, New York, New York 1004.

Listing

Our Public Warrants are listed on the Nasdaq Capital Market under the symbol “ARKOW.”

New Ares Warrants

Pursuant to the GPM Equity Purchase Agreement (as defined below), at the Closing Date, certain entities affiliated with Ares Capital Management LLC exchanged their warrants to acquire membership interests in GPM for warrants (the “New Ares Warrants”) to purchase 1,100,000 million shares of our common stock (the “New Ares Warrant Shares”). Each New Ares Warrant may be exercised to purchase one share of common stock at an exercise price of $10.00 per share, subject to adjustment as described below (the “New Ares Warrants Price”). Each New Ares Warrant may be exercised until the five year anniversary of the Closing Date (the “New Ares Expiration Date”).

Each New Ares Warrant may be exercised by surrendering such warrant as provided for in the warrant and by payment of an amount equal to the product obtained by multiplying (i) the number of New Ares Warrant Shares to be purchased by the Holder by (ii) the New Ares Warrant Price.

The number and character of the New Ares Warrant Shares issuable upon exercise of the New Ares Warrant and the New Ares Warrants Price therefor, are subject to adjustment upon each event described below occurring between the Closing Date and the earlier of the time that it is exercised or the New Ares Expiration Date.

The New Ares Warrants Price and the number of New Ares Warrant Shares for which each New Ares Warrant remains exercisable shall each be proportionally adjusted on an equitable basis in the event that we (i) forward split or subdivide our outstanding shares of common stock into a greater number of shares of common stock, or (ii) reverse split or combine our outstanding shares of common stock into a smaller number of shares of common stock.

(a) In case of any reclassification or reorganization of ARKO or (b) in case ARKO shall consolidate with or merge into one or more other corporations or entities, in each case that results in the holders of common stock becoming entitled to receive stock or securities or property (in each case other than common stock) with respect to or in exchange for such common stock (each, for this section, a “Reorganization Event”), then, and in each such case, the holder of the New Ares Warrant, upon the exercise of such New Ares Warrant after such Reorganization Event shall be entitled to receive, in lieu of the New Ares Warrant Shares, the stock or other securities or property which the holder of the New Ares Warrant would have been entitled to receive upon such Reorganization Event if, immediately prior to such Reorganization Event, such holder had completed such exercise of such New Ares Warrant, all subject to further adjustment as provided in the New Ares Warrant. If after such Reorganization Event, the New Ares Warrant is exercisable for securities of a corporation or entity other than Arko, then such corporation or entity shall duly execute and deliver to the holder thereof a supplement hereto acknowledging such corporation’s or other entity’s obligations under such New Ares Warrant; and in each such case, the terms of such New Ares Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of such New Ares Warrant after the consummation of such Reorganization Event.

In case all (a) the authorized and outstanding shares of common stock are converted into other securities or property of ARKO, or (b) the common stock otherwise ceases to exist or to be authorized by ARKO’s organizational documents (each, a “Conversion Event”), then each holder of a New Ares Warrant, upon exercise of such warrant at any time after such Conversion Event, shall receive, in lieu of the number of New Ares Warrant Shares that would have been issuable upon exercise of such warrant immediately prior to such Conversion Event, the other securities or property of ARKO that such holder would have been entitled to receive upon the Conversion Event, if, immediately prior to such Conversion Event, such holder had completed such exercise of such warrant.

No fractional shares of common stock or strips representing fractional shares of common stock shall be issued upon the exercise of a New Ares Warrant. With respect to any fraction of a share of common stock called for upon any exercise of a New Ares Warrant, ARKO shall pay to the holder of a New Ares Warrant an amount in cash equal to such fraction multiplied by the fair market value of a share of common stock.

A New Ares Warrant and all rights thereunder may not be transferred by the holder thereof, in whole or in part, without the written consent of ARKO, which written consent may be withheld or given in ARKO’s sole discretion; provided, however, no such written consent of ARKO shall be required with respect to a transfer of such warrant by such holder to an affiliate thereof, provided however that any such transferee shall enter into a written agreement with ARKO agreeing to be bound by the transfer restrictions set forth in the New Ares Warrant.

The New Ares Warrants are governed by, and construed in accordance with, the laws of the State of Delaware.

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares of our common stock or our Warrants for at least six months would be entitled to sell their securities provided that (1) such person is not deemed to have been an affiliate of us at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or our Warrants for at least six months but who are affiliates of us at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of our common stock then outstanding; or

•	the average weekly reported trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144 and Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is generally not available for the resale of securities initially issued by shell companies or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met at the time of such resale:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As of the date of this prospectus, we believe that the foregoing conditions have been met.

Listing of Securities

Our common stock and Public Warrants on the Nasdaq Capital Market under the symbols “ARKO” and “ARKOW,” respectively.

SELLING SECURITYHOLDERS

This prospectus relates to the possible resale by the Selling Securityholders of up to 99,251,253 shares of common stock and up to 4,000,000 Private Warrants. A description of certain transactions in which the Selling Securityholders acquired the securities registered for resale by this prospectus and of our relationships with certain of the Selling Securityholders and their affiliates is set forth in “—Certain Relationships with Selling Securityholders.”

When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees or other successors in interest who later come to hold any of the shares of our common stock covered by this prospectus listed in the following table or Private Warrants other than through a public sale, including through a distribution by such Selling Securityholders to their members.

The following table is prepared based on information provided to us by the Selling Securityholders and sets forth, as of the date of this prospectus, the names of the Selling Securityholders, the aggregate number of shares of common stock held by the Selling Securityholders immediately prior to the sale of the shares of common stock in this offering, the number of shares of our common stock that may be sold by the Selling Securityholders under this prospectus and that the Selling Securityholders will beneficially own after this offering. We have based percentage ownership prior to this offering on 124,608,334 shares of our common stock and 4,000,000 Private Warrants, in each case, outstanding as of February 23, 2022. For purposes of the table below, we have assumed that (i) after termination of this offering none of the shares of common stock covered by this prospectus will be beneficially owned by the Selling Securityholders, (ii) none of the Selling Securityholders hold any Public Warrants and (iii) the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering. In addition, we assume that the Selling Securityholders have not sold, transferred or otherwise disposed of, our securities in transactions exempt from the registration requirements of the Securities Act.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such shares of common stock covered by this prospectus. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the common stock covered by this prospectus in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. See “Plan of Distribution.”

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable. Information concerning the Selling Securityholders may change from time to time, and any changed information will be set forth if and when required in prospectus supplements or other appropriate forms permitted to be used by the SEC.

Name of Selling Security holder	Common Stock Beneficially Owned Prior to Offering	Private Warrants Beneficially Owned Prior to Offering	Number of Shares of Common Stock Being Offered	Number of Private Warrants Being Offered	Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold		Private Warrants Beneficially Owned After the Offered Private Warrants are Sold
					Number	Percent	Number	Percent
Andrew R. Heyer[1]	1,925,304	1,140,324	2,497,570	1,140,324	1,140,324	*	—	—
Steven J. Heyer[2]	633,750	380,106	824,508	380,106	380,106	*	—	—
The Kate J Heyer 2013 Trust dated December 5, 2013, Andrew R. Heyer, as Trustee[3]	645,774	380,106	836,532	380,106	380,106	*	—	—
The David H Heyer 2013 Trust dated December 5, 2013, Andrew R. Heyer, as Trustee[4]	645,774	380,106	836,532	380,106	380,106	*	—	—
Cantor Fitzgerald & Co.[5]	383,333	383,333	—	383,333	383,333	*	—	—

Name of Selling Security holder	Common Stock Beneficially Owned Prior to Offering	Private Warrants Beneficially Owned Prior to Offering	Number of Shares of Common Stock Being Offered	Number of Private Warrants Being Offered	Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold		Private Warrants Beneficially Owned After the Offered Private Warrants are Sold
					Number	Percent	Number	Percent
Stifel, Nicolaus & Company, Incorporated[6]	66,667	66,667	—	66,667	66,667	*	—	—
Arie Kotler[7]	20,979,727	—	20,937,727	—	—	—	—	—
KMG Realty LLC[8]	9,452,636	—	9,452,636	—	—	—	—	—
Yahli Group Ltd.[9]	473,075	—	473,075	—	—	—		—
Vilna Holdings[10]	6,507,763	—	6,507,763	—	—	—	—	—
Morris Willner[11]	14,426,311	—	14,426,311	—	—	—	—	—
Entities affiliated with Davidson Kempner Capital Management LP12	23,673,004	—	23,673,004	—	—	—	—	—
Harvest Partners[13]	10,241,940	—	10,241,940	—	—	—	—	—
ARCC Blocker II LLC c/o Ares Capital Management LLC[14]	2,088,478	—	2,088,478	—	—	—	—	—
CADC Blocker Corp. c/o Ares Capital Management LLC[15]	161	—	161	—	—	—	—	—
Ares Centre Street Partnership, L.P. c/o Ares Capital Management LLC[16]	8,025	—	8,025	—	—	—	—	—
Ares Private Credit Solutions, L.P. c/o Ares Capital Management LLC[17]	48	—	48	—	—	—	—	—
Ares PCS Holdings Inc. c/o Ares Capital Management LLC[18]	111	—	111	—	—	—	—	—
Ares ND Credit Strategies Fund LLC c/o Ares Capital Management LLC[19]	8,025	—	8,025	—	—	—	—	—
Ares Credit Strategies Insurance Dedicated Fund Series Interests of Sali Muli-Series Fund, L.P. c/o Ares Capital Management LLC[20]	8,025	—	8,025	—	—	—	—	—
Ares SDL Blocker Holdings LLC c/o Ares Capital Management LLC[21]	161	—	161	—	—	—	—	—
Ares SFERS Credit Strategies Fund LLC c/o Ares Capital Management LLC[22]	8,025	—	8,025	—	—	—	—	—
Ares Direct Finance I LP c/o Ares Capital Management LLC[23]	161	—	161	—	—	—	—	—
Ares Capital Corporation c/o Ares Capital Management LLC[24]	1,088,780	—	1,088,780	—	—	—	—	—
Entities affiliated with MSD Partners, L.P.[25]	8,333,333	—	8,333,333	—	—	—	—	—
Total	91,672,680	2,730,642	92,379,220	—	2,730,642	—	—	—

*	Indicates less than 1%.
[1]

Beneficial ownership of 1,925,304 presented in the table (x) includes (i) 548,831 shares of our common stock held by Mr. Andrew R. Heyer, (ii) 802,451 shares of our common stock issuable upon exercise of the Private Warrants held by Mr. Andrew R. Heyer, (iii) 236,149 shares of our common stock held by the Andrew R. Heyer 2019 Grantor Retained Annuity Trust and (iv) 337,873 shares of our common stock issuable upon exercise of the Private Warrants held by the Andrew R. Heyer 2019 Grantor Retained Annuity Trust, and (y) excludes (i) 1,205,156 Deferred Shares, which are registered for resale under the Securities Act on the registration statement of which this prospectus is part, to be issued to Mr. Andrew R. Heyer upon the occurrence of certain events, (ii) 507,434 Deferred Shares, which are registered for resale under the Securities Act on the registration statement of which this prospectus is part, to be issued to the Andrew R. Heyer 2019 Grantor Retained Annuity Trust upon the occurrence of certain events, and (iii) 27,762 restricted stock units granted to Mr. Andrew R. Heyer. Mr. Andrew R. Heyer is the trustee of the Andrew R. Heyer Grantor Retained Annuity Trust and has voting and dispositive power of the securities held by such entity. Accordingly, Mr. Andrew R. Heyer may be deemed to have or share beneficial ownership of such securities.
[2]

Beneficial ownership of 633,750 presented in the table (x) includes (i) 380,106 shares of our common stock issuable upon exercise of the Private Warrants and (ii) 253,644 shares of our common stock and (y) excludes (i) 570,864 Deferred Shares, which are registered for resale under the Securities Act on the registration statement of which this prospectus is part, and (ii) 27,668 restricted stock units.

[3]

Beneficial ownership of 645,774 presented in the table (x) includes (i) 380,106 shares of our common stock issuable upon exercise of the Private Warrants and (ii) 265,668 shares of our common stock, and (y) excludes 570,864 Deferred Shares, which are registered for resale under the Securities Act on the registration statement of which this prospectus is part. Andrew R. Heyer is the trustee of The Kate J. Heyer 2013 Trust.

[4]

Beneficial ownership of 645,774 presented in the table (x) includes (i) 380,106 shares of our common stock issuable upon exercise of the Private Warrants and (ii) 265,668 shares of our common stock, and (y) excludes 570,864 Deferred Shares, which are registered for resale under the Securities Act on the registration statement of which this prospectus is part. Andrew R. Heyer is the trustee of the David H Heyer 2013 Trust.

[5]

Howard W. Lutnick, through indirect beneficial ownership of the general partners of Cantor Fitzgerald & Co., may be deemed to have voting and investment control over the shares. Mr. Lutnick disclaims beneficial ownership of the shares except to the extent of any pecuniary interest therein. The amount includes 383,333 shares of common stock into which Private Warrants purchased by Cantor Fitzgerald & Co. in connection with the IPO are exercisable. The business address of Cantor Fitzgerald & Co. is 499 Park Ave., New York, NY 10022.

[6]

The amount includes 66,667 shares of common stock into which Private Warrants purchased by Stifel, Nicolaus & Company, Incorporated in connection with the IPO are exercisable. Stifel Financial Corp., as the sole stockholder of Stifel Nicolaus & Company, Incorporated, may be deemed the beneficial owner of the reported securities.

[7]

The shares listed as being owned by Arie Kotler include (i) 9,452,636 shares held by KMG Realty LLC, (ii) 473,075 shares held by Yahli Group Ltd., of which Mr. Kotler is the sole shareholder and member and the sole and exclusive beneficiary and (iii) 42,000 shares of common stock issuable upon exercise of options to purchase shares of common stock at an exercise price of $10 per share.

[8]	Arie Kotler holds voting and dispositive power over the 9,452,636 shares held by KMG Realty LLC, of which Mr. Kotler is the Manager.
[9]	Arie Kotler holds voting and dispositive power over the 473,075 shares held by Yahli Group Ltd., of which Mr. Kotler is the sole shareholder and member and the sole and exclusive beneficiary.
[10]

Vilna Holdings, a Florida Trust established September 4, 2019 by Mr. Willner over which he does not exercise or share investment control. The address of the principal business office of this stockholder is 1650 Market Street, Suite 2800, Philadelphia, PA 19103, c/o Lester E. Lipschutz, Trustee.

[11]	Does not include 6,507,763 shares held by Vilna Holdings, a trust, of which Mr. Willner does not exercise or share investment control.
[12]

Includes 533,333 shares issuable upon exercise of Public Warrants. The shares listed as being owned by Davidson Kempner are held of record by GPM Owner LLC, a Delaware limited liability company (“GPM Owner”), Davidson Kempner Long-Term Distressed Opportunities Fund II LP, a Delaware limited partnership (“Onshore Fund”), Davidson Kempner Long-Term Distressed Opportunities International Master Fund II LP, a Cayman Islands limited partnership (“Offshore Fund”), Davidson Kempner Partners, a New York limited partnership (“DKP”), Davidson Kempner Institutional Partners, L.P., a Delaware limited partnership (“DKIP”) and Davidson Kempner International, Ltd., a British Virgin Islands business company (“DKIL”). GPM Owner, Onshore Fund, Offshore Fund, DKP, DKIP and DKIL are collectively referred to as the “DK Funds.” MHD Management Co., a New York limited partnership (“MHD”), is the general partner of DKP and MHD Management Co. GP, L.L.C., a Delaware limited liability company is the general partner of MHD. Davidson Kempner Advisers Inc., a New York corporation, is the general partner of DKIP.

Davidson Kempner Long-Term Distressed Opportunities GP II LLC, a Delaware limited liability company, is the general partner of Onshore Fund and Offshore Fund. The managing members of GPM Owner are Avram Z. Friedman and Shulamit Leviant. Davidson Kempner Capital Management LP, a Delaware limited partnership and a registered investment adviser with the U.S. Securities and Exchange Commission (“DKCM”) is responsible for the voting and investment decisions of acts as the investment manager to the DK Funds. DKCM acts as investment manager to each of the DK Funds, either directly or by virtue of a sub-advisory agreement with the investment manager of the relevant fund. DKCM GP LLC, a Delaware limited liability company, is the general partner of DKCM. The managing members of DKCM are Anthony A. Yoseloff, Eric P. Epstein, Avram Z. Friedman, Conor Bastable, Shulamit Leviant, Morgan P. Blackwell, Patrick W. Dennis, Gabriel T. Schwartz, Zachary Z. Altschuler, Joshua D. Morris and Suzanne K. Gibbons. Anthony A. Yoseloff through DKCM, is responsible for the voting and investment decisions relating to the securities held by the DK Funds reported herein. Each of the foregoing disclaims any beneficial ownership of such shares. The address of the principal business office of the DK Funds is c/o Davidson Kempner Capital Management LP, 520 Madison Avenue, 30th Floor, New York, NY 10022.
[13]

Consists of 10,241,940 shares of our common stock held of record by GPM HP SCF Investor, LLC (“GPM HP SCF”). HP Holding, LLC is the general partner of Harvest Capital Partners Holdings, L.P., which is the managing member of Harvest Partners Holdings, LLC, which is the general partner of Harvest Associates SCF GP, L.P., which is the general partner of Harvest Associates SCF, L.P., which is the general partner of Harvest Partners Structured Capital Fund, L.P., which is the managing member of GPM HP SCF Member, LLC, which is the managing member of GPM HP SCF (collectively, the “Harvest Entities”). HP Holding, LLC is controlled by its voting members Michael DeFlorio, John Wilkins, Ira Kleinman, Thomas Arenz and Stephen Eisenstein (together, the “Members”). Accordingly, each of the Members and Harvest Entities may be deemed to share beneficial ownership of the securities held of record by GPM HP SCF. Each of them disclaims any such beneficial ownership. The business address of each of the Harvest Entities and the Members is c/o Harvest Partners, LP, 280 Park Avenue, 26th Floor West, New York, NY, 10017.

[14]

ARCC Blocker II LLC’s (“ARCC Blocker”) sole member is Ares Capital Corporation. The manager of Ares Capital Corporation is Ares Capital Management LLC, and the sole member of Ares Capital Management LLC is Ares Management LLC. The sole member of Ares Management LLC is Ares Management Holdings L.P. and the general partner of Ares Management Holdings L.P. is Ares Holdco LLC. The sole member of Ares Holdco LLC is Ares Management Corporation. Ares Management GP LLC is the sole holder of the Class B common stock, $0.01 par value per share, of Ares Management Corporation (the “Ares Class B Common Stock”) and Ares Voting LLC is the sole holder of the Class C common stock, $0.01 par value per share, of Ares Management Corporation (the “Ares Class C Common Stock”). Pursuant to Ares Management Corporation’s Certificate of Incorporation in effect as of the date of this prospectus, the holders of the Ares Class B Common Stock and the Ares Class C Common Stock, collectively, will generally have the majority of the votes on any matter submitted to the stockholders of Ares Management Corporation if certain conditions are met. The sole member of both Ares Management GP LLC and Ares Voting LLC is Ares Partners Holdco LLC. Ares Partners Holdco LLC is managed by a board of managers, which is composed of Michael J Arougheti, Ryan Berry, R. Kipp deVeer, David B. Kaplan, Antony P. Ressler and Bennett Rosenthal (collectively, the “Ares Board Members”). Antony P. Ressler generally has veto authority over decisions by the Ares Board Members. Each of the Ares Entities (other than ARCC Blocker, with respect to the securities owned by it as set forth above), the Ares Board Members and the other directors, officers, partners, stockholders, members and managers of the Ares Entities, expressly disclaims beneficial ownership of the shares reported herein for purposes of Section 13(d) of the Exchange Act and the rules under Section 13(d) of the Exchange Act. The address of each Ares Entity is 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

[15]

CADC Blocker Corp. (“CADEX Blocker”) is wholly owned by CION Ares Diversified Credit Fund. CION Ares Diversified Credit Fund is sub-advised by Ares Capital Management II LLC. The sole member of Ares Capital Management II LLC is Ares Management LLC. The sole member of Ares Management LLC is Ares Management Holdings L.P. and the general partner of Ares Management Holdings L.P. is Ares Holdco LLC. The sole member of Ares Holdco LLC is Ares Management Corporation. Ares Management GP LLC is the sole holder of the Class B common stock, $0.01 par value per share, of Ares Management Corporation

(the “Ares Class B Common Stock”) and Ares Voting LLC is the sole holder of the Class C common stock, $0.01 par value per share, of Ares Management Corporation (the “Ares Class C Common Stock”). Pursuant to Ares Management Corporation’s Certificate of Incorporation in effect as of the date of this prospectus, the holders of the Ares Class B Common Stock and the Ares Class C Common Stock, collectively, will generally have the majority of the votes on any matter submitted to the stockholders of Ares Management Corporation if certain conditions are met. The sole member of both Ares Management GP LLC and Ares Voting LLC is Ares Partners Holdco LLC. Ares Partners Holdco LLC is managed by a board of managers, which is composed of Michael J Arougheti, Ryan Berry, R. Kipp deVeer, David B. Kaplan, Antony P. Ressler and Bennett Rosenthal (collectively, the “Ares Board Members”). Antony P. Ressler generally has veto authority over decisions by the Ares Board Members. Each of the Ares Entities (other than ARCC Blocker, with respect to the securities owned by it as set forth above), the Ares Board Members and the other directors, officers, partners, stockholders, members and managers of the Ares Entities, expressly disclaims beneficial ownership of the shares reported herein for purposes of Section 13(d) of the Exchange Act and the rules under Section 13(d) of the Exchange Act. The address of each Ares Entity is 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.
[16]

Ares Centre Street Partnership, L.P. (“Ares Centre”) is managed by Ares Centre Street Management, L.P. The general partner of Ares Centre Street Management, L.P. is Ares Management LLC. The sole member of Ares Management LLC is Ares Management Holdings L.P. and the general partner of Ares Management Holdings L.P. is Ares Holdco LLC. The sole member of Ares Holdco LLC is Ares Management Corporation. Ares Management GP LLC is the sole holder of the Class B common stock, $0.01 par value per share, of Ares Management Corporation (the “Ares Class B Common Stock”) and Ares Voting LLC is the sole holder of the Class C common stock, $0.01 par value per share, of Ares Management Corporation (the “Ares Class C Common Stock”). Pursuant to Ares Management Corporation’s Certificate of Incorporation in effect as of the date of this prospectus, the holders of the Ares Class B Common Stock and the Ares Class C Common Stock, collectively, will generally have the majority of the votes on any matter submitted to the stockholders of Ares Management Corporation if certain conditions are met. The sole member of both Ares Management GP LLC and Ares Voting LLC is Ares Partners Holdco LLC. Ares Partners Holdco LLC is managed by a board of managers, which is composed of Michael J Arougheti, Ryan Berry, R. Kipp deVeer, David B. Kaplan, Antony P. Ressler and Bennett Rosenthal (collectively, the “Ares Board Members”). Antony P. Ressler generally has veto authority over decisions by the Ares Board Members. Each of the Ares Entities (other than ARCC Blocker, with respect to the securities owned by it as set forth above), the Ares Board Members and the other directors, officers, partners, stockholders, members and managers of the Ares Entities, expressly disclaims beneficial ownership of the shares reported herein for purposes of Section 13(d) of the Exchange Act and the rules under Section 13(d) of the Exchange Act. The address of each Ares Entity is 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

[17]

The manager of Ares Private Credit Solutions, L.P. (“Ares PCS”) is Ares Capital Management LLC, and the sole member of Ares Capital Management LLC is Ares Management LLC. The sole member of Ares Management LLC is Ares Management Holdings L.P. and the general partner of Ares Management Holdings L.P. is Ares Holdco LLC. The sole member of Ares Holdco LLC is Ares Management Corporation. Ares Management GP LLC is the sole holder of the Class B common stock, $0.01 par value per share, of Ares Management Corporation (the “Ares Class B Common Stock”) and Ares Voting LLC is the sole holder of the Class C common stock, $0.01 par value per share, of Ares Management Corporation (the “Ares Class C Common Stock”). Pursuant to Ares Management Corporation’s Certificate of Incorporation in effect as of the date of this prospectus, the holders of the Ares Class B Common Stock and the Ares Class C Common Stock, collectively, will generally have the majority of the votes on any matter submitted to the stockholders of Ares Management Corporation if certain conditions are met. The sole member of both Ares Management GP LLC and Ares Voting LLC is Ares Partners Holdco LLC. Ares Partners Holdco LLC is managed by a board of managers, which is composed of Michael J Arougheti, Ryan Berry, R. Kipp deVeer, David B. Kaplan, Antony P. Ressler and Bennett Rosenthal (collectively, the “Ares Board Members”). Antony P. Ressler generally has veto authority over decisions by the Ares Board Members. Each of the Ares Entities (other than ARCC Blocker, with respect to the securities owned by it as set forth above), the Ares Board Members and the other directors, officers, partners, stockholders, members and managers of the Ares Entities, expressly disclaims beneficial ownership of the shares reported herein for purposes of Section 13(d) of the Exchange Act and the rules under Section 13(d) of the Exchange Act. The address of each Ares Entity is 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.
[18]

The manager of Ares PCS Holdings Inc. (“Ares PCS Holdings”) is Ares Capital Management LLC, and the sole member of Ares Capital Management LLC is Ares Management LLC. The sole member of Ares Management LLC is Ares Management Holdings L.P. and the general partner of Ares Management Holdings L.P. is Ares Holdco LLC. The sole member of Ares Holdco LLC is Ares Management Corporation. Ares Management GP LLC is the sole holder of the Class B common stock, $0.01 par value per share, of Ares Management Corporation (the “Ares Class B Common Stock”) and Ares Voting LLC is the sole holder of the Class C common stock, $0.01 par value per share, of Ares Management Corporation (the “Ares Class C Common Stock”). Pursuant to Ares Management Corporation’s Certificate of Incorporation in effect as of the date of this prospectus, the holders of the Ares Class B Common Stock and the Ares Class C Common Stock, collectively, will generally have the majority of the votes on any matter submitted to the stockholders of Ares Management Corporation if certain conditions are met. The sole member of both Ares Management GP LLC and Ares Voting LLC is Ares Partners Holdco LLC. Ares Partners Holdco LLC is managed by a board of managers, which is composed of Michael J Arougheti, Ryan Berry, R. Kipp deVeer, David B. Kaplan, Antony P. Ressler and Bennett Rosenthal (collectively, the “Ares Board Members”). Antony P. Ressler generally has veto authority over decisions by the Ares Board Members. Each of the Ares Entities (other than ARCC Blocker, with respect to the securities owned by it as set forth above), the Ares Board Members and the other directors, officers, partners, stockholders, members and managers of the Ares Entities, expressly disclaims beneficial ownership of the shares reported herein for purposes of Section 13(d) of the Exchange Act and the rules under Section 13(d) of the Exchange Act. The address of each Ares Entity is 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

[19]

The manager of Ares ND Credit Strategies Fund LLC (“Ares ND”) is Ares Capital Management LLC, and the sole member of Ares Capital Management LLC is Ares Management LLC. The sole member of Ares Management LLC is Ares Management Holdings L.P. and the general partner of Ares Management Holdings L.P. is Ares Holdco LLC. The sole member of Ares Holdco LLC is Ares Management Corporation. Ares Management GP LLC is the sole holder of the Class B common stock, $0.01 par value per share, of Ares Management Corporation (the “Ares Class B Common Stock”) and Ares Voting LLC is the sole holder of the Class C common stock, $0.01 par value per share, of Ares Management Corporation (the “Ares Class C Common Stock”). Pursuant to Ares Management Corporation’s Certificate of Incorporation in effect as of the date of this prospectus, the holders of the Ares Class B Common Stock and the Ares Class C Common Stock, collectively, will generally have the majority of the votes on any matter submitted to the stockholders of Ares Management Corporation if certain conditions are met. The sole member of both Ares Management GP LLC and Ares Voting LLC is Ares Partners Holdco LLC. Ares Partners Holdco LLC is managed by a board of managers, which is composed of Michael J Arougheti, Ryan Berry, R. Kipp deVeer, David B. Kaplan, Antony P. Ressler and Bennett Rosenthal (collectively, the “Ares Board Members”). Antony P. Ressler generally has veto authority over decisions by the Ares Board Members. Each of the Ares Entities (other than ARCC Blocker, with respect to the securities owned by it as set forth above), the Ares Board Members and the other directors, officers, partners, stockholders, members and managers of the Ares Entities, expressly disclaims beneficial ownership of the shares reported herein for purposes of Section 13(d) of the Exchange Act and the rules under Section 13(d) of the Exchange Act. The address of each Ares Entity is 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

[20]

The investment subadvisor of Ares Credit Strategies Insurance Dedicated Fund Series Interests of SALI Multi-Series Fund, L.P. (“Ares SALI”) is Ares Management LLC. The sole member of Ares Management LLC is Ares Management Holdings L.P. and the general partner of Ares Management Holdings L.P. is Ares Holdco LLC. The sole member of Ares Holdco LLC is Ares Management Corporation. Ares Management GP LLC is the sole holder of the Class B common stock, $0.01 par value per share, of Ares Management Corporation (the “Ares Class B Common Stock”) and Ares Voting LLC is the sole holder of the Class C common stock, $0.01 par value per share, of Ares Management Corporation (the “Ares Class C Common Stock”). Pursuant to Ares Management Corporation’s Certificate of Incorporation in effect as of the date of this prospectus, the holders of the Ares Class B Common Stock and the Ares Class C Common Stock,

collectively, will generally have the majority of the votes on any matter submitted to the stockholders of Ares Management Corporation if certain conditions are met. The sole member of both Ares Management GP LLC and Ares Voting LLC is Ares Partners Holdco LLC. Ares Partners Holdco LLC is managed by a board of managers, which is composed of Michael J Arougheti, Ryan Berry, R. Kipp deVeer, David B. Kaplan, Antony P. Ressler and Bennett Rosenthal (collectively, the “Ares Board Members”). Antony P. Ressler generally has veto authority over decisions by the Ares Board Members. Each of the Ares Entities (other than ARCC Blocker, with respect to the securities owned by it as set forth above), the Ares Board Members and the other directors, officers, partners, stockholders, members and managers of the Ares Entities, expressly disclaims beneficial ownership of the shares reported herein for purposes of Section 13(d) of the Exchange Act and the rules under Section 13(d) of the Exchange Act. The address of each Ares Entity is 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.
[21]

The members of Ares SDL Blocker Holdings LLC (“Ares SDL”) are Ares Senior Direct Lending Master Fund Designated Activity Company (“ASDL DAC”), Ares Senior Direct Lending Parallel Fund (L), L.P. (“ASDL Parallel (L)”), Ares Senior Direct Lending Parallel Fund (U), L.P. (“ASDL Parallel (U)”) and Ares Senior Direct Lending Parallel Fund (U) B, L.P. (“ASDL Parallel (U) B”). Each of ASDL DAC, ASDL Parallel (L), ASDL Parallel (U) and ASDL Parallel (U) B are managed by Ares Capital Management LLC. The sole member of Ares Capital Management LLC is Ares Management LLC. The sole member of Ares Management LLC is Ares Management Holdings L.P. and the general partner of Ares Management Holdings L.P. is Ares Holdco LLC. The sole member of Ares Holdco LLC is Ares Management Corporation. Ares Management GP LLC is the sole holder of the Class B common stock, $0.01 par value per share, of Ares Management Corporation (the “Ares Class B Common Stock”) and Ares Voting LLC is the sole holder of the Class C common stock, $0.01 par value per share, of Ares Management Corporation (the “Ares Class C Common Stock”). Pursuant to Ares Management Corporation’s Certificate of Incorporation in effect as of the date of this prospectus, the holders of the Ares Class B Common Stock and the Ares Class C Common Stock, collectively, will generally have the majority of the votes on any matter submitted to the stockholders of Ares Management Corporation if certain conditions are met. The sole member of both Ares Management GP LLC and Ares Voting LLC is Ares Partners Holdco LLC. Ares Partners Holdco LLC is managed by a board of managers, which is composed of Michael J Arougheti, Ryan Berry, R. Kipp deVeer, David B. Kaplan, Antony P. Ressler and Bennett Rosenthal (collectively, the “Ares Board Members”). Antony P. Ressler generally has veto authority over decisions by the Ares Board Members. Each of the Ares Entities (other than ARCC Blocker, with respect to the securities owned by it as set forth above), the Ares Board Members and the other directors, officers, partners, stockholders, members and managers of the Ares Entities, expressly disclaims beneficial ownership of the shares reported herein for purposes of Section 13(d) of the Exchange Act and the rules under Section 13(d) of the Exchange Act. The address of each Ares Entity is 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

[22]

The manager of Ares SFERS Credit Strategies Fund LLC (“Ares SFERS”) is Ares Capital Management LLC, and the sole member of Ares Capital Management LLC is Ares Management LLC. The sole member of Ares Management LLC is Ares Management Holdings L.P. and the general partner of Ares Management Holdings L.P. is Ares Holdco LLC. The sole member of Ares Holdco LLC is Ares Management Corporation. Ares Management GP LLC is the sole holder of the Class B common stock, $0.01 par value per share, of Ares Management Corporation (the “Ares Class B Common Stock”) and Ares Voting LLC is the sole holder of the Class C common stock, $0.01 par value per share, of Ares Management Corporation (the “Ares Class C Common Stock”). Pursuant to Ares Management Corporation’s Certificate of Incorporation in effect as of the date of this prospectus, the holders of the Ares Class B Common Stock and the Ares Class C Common Stock, collectively, will generally have the majority of the votes on any matter submitted to the stockholders of Ares Management Corporation if certain conditions are met. The sole member of both Ares Management GP LLC and Ares Voting LLC is Ares Partners Holdco LLC. Ares Partners Holdco LLC is managed by a board of managers, which is composed of Michael J Arougheti, Ryan Berry, R. Kipp deVeer, David B. Kaplan, Antony P. Ressler and Bennett Rosenthal (collectively, the “Ares Board Members”). Antony P. Ressler generally has veto authority over decisions by the Ares Board Members. Each of the Ares Entities (other than ARCC Blocker, with respect to the securities owned by it as set forth above), the Ares Board Members and the other directors, officers, partners, stockholders, members and managers of the Ares Entities, expressly disclaims beneficial ownership of the shares reported herein for purposes of Section 13(d) of the Exchange Act and the rules under Section 13(d) of the Exchange Act. The address of each Ares Entity is 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.
[23]

The manager of Ares Direct Finance I LP (“Ares ADF”) is Ares Capital Management LLC, and the sole member of Ares Capital Management LLC is Ares Management LLC. The sole member of Ares Management LLC is Ares Management Holdings L.P. and the general partner of Ares Management Holdings L.P. is Ares Holdco LLC. The sole member of Ares Holdco LLC is Ares Management Corporation. Ares Management GP LLC is the sole holder of the Class B common stock, $0.01 par value per share, of Ares Management Corporation (the “Ares Class B Common Stock”) and Ares Voting LLC is the sole holder of the Class C common stock, $0.01 par value per share, of Ares Management Corporation (the “Ares Class C Common Stock”). Pursuant to Ares Management Corporation’s Certificate of Incorporation in effect as of the date of this prospectus, the holders of the Ares Class B Common Stock and the Ares Class C Common Stock, collectively, will generally have the majority of the votes on any matter submitted to the stockholders of Ares Management Corporation if certain conditions are met. The sole member of both Ares Management GP LLC and Ares Voting LLC is Ares Partners Holdco LLC. Ares Partners Holdco LLC is managed by a board of managers, which is composed of Michael J Arougheti, Ryan Berry, R. Kipp deVeer, David B. Kaplan, Antony P. Ressler and Bennett Rosenthal (collectively, the “Ares Board Members”). Antony P. Ressler generally has veto authority over decisions by the Ares Board Members. Each of the Ares Entities (other than ARCC Blocker, with respect to the securities owned by it as set forth above), the Ares Board Members and the other directors, officers, partners, stockholders, members and managers of the Ares Entities, expressly disclaims beneficial ownership of the shares reported herein for purposes of Section 13(d) of the Exchange Act and the rules under Section 13(d) of the Exchange Act. The address of each Ares Entity is 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

[24]

The manager of Ares Capital Corporation (“ARCC”) is Ares Capital Management LLC, and the sole member of Ares Capital Management LLC is Ares Management LLC. The sole member of Ares Management LLC is Ares Management Holdings L.P. and the general partner of Ares Management Holdings L.P. is Ares Holdco LLC. The sole member of Ares Holdco LLC is Ares Management Corporation. Ares Management GP LLC is the sole holder of the Class B common stock, $0.01 par value per share, of Ares Management Corporation (the “Ares Class B Common Stock”) and Ares Voting LLC is the sole holder of the Class C common stock, $0.01 par value per share, of Ares Management Corporation (the “Ares Class C Common Stock”). Pursuant to Ares Management Corporation’s Certificate of Incorporation in effect as of the date of this prospectus, the holders of the Ares Class B Common Stock and the Ares Class C Common Stock, collectively, will generally have the majority of the votes on any matter submitted to the stockholders of Ares Management Corporation if certain conditions are met. The sole member of both Ares Management GP LLC and Ares Voting LLC is Ares Partners Holdco LLC. Ares Partners Holdco LLC is managed by a board of managers, which is composed of Michael J Arougheti, Ryan Berry, R. Kipp deVeer, David B. Kaplan, Antony P. Ressler and Bennett Rosenthal (collectively, the “Ares Board Members”). Antony P. Ressler generally has veto authority over decisions by the Ares Board Members. Each of the Ares Entities (other than ARCC Blocker, with respect to the securities owned by it as set forth above), the Ares Board Members and the other directors, officers, partners, stockholders, members and managers of the Ares Entities, expressly disclaims beneficial ownership of the shares reported herein for purposes of Section 13(d) of the Exchange Act and the rules under Section 13(d) of the Exchange Act. The address of each Ares Entity is 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

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Includes 8,333,333 shares issuable upon conversion of the Company’s Series A Preferred Stock. The shares are held of record by MSD Special Investments Fund, L.P., a Delaware limited partnership, MSD SIF Holdings, L.P., a Delaware limited partnership, MSD Credit Opportunity Master Fund, L.P., a Cayman Islands exempted limited partnership, MSD Private Credit Opportunity Master Fund 2, L.P., a Cayman Islands exempted limited partnership, Lombard International Life Ltd., a Bermuda corporation, on behalf of its Segregated Account BIGVA005, and MSD SBAFLA Fund, L.P., a Delaware limited partnership (collectively, the “MSD Funds”). MSD Partners, L.P., a Delaware limited partnership (“MSD Partners”), is the investment manager of, and may be deemed to beneficially own the securities beneficially owned by the MSD Funds. MSD Partners (GP), LLC (“MSD GP”) is the general partner of, and may be deemed to beneficially own the securities beneficially owned by, MSD Partners. Each of Brendan P. Rogers, John C. Phelan and Marc R. Lisker is a manager of, and may be deemed to beneficially own the securities beneficially owned by, MSD GP. Each of Messrs. Rogers, Phelan and Lisker disclaims beneficial ownership of such securities. The address of the principal business office of the MSD Funds is c/o MSD Partners, L.P., 1 Vanderbilt Avenue, 26th Floor, New York, NY 10017.

Certain Relationships with the Selling Securityholders

Business Combination Consideration

Pursuant to the Business Combination Agreement, on the Closing Date, each ordinary share, par value 0.01 New Israeli Shekel per share, of Arko Holdings (all such issued and outstanding shares prior to the consummation of the Business Combination, including those issued in respect of Arko’s restricted stock units, are collectively referred to as the “Arko Ordinary Shares”) issued and outstanding immediately prior to the Closing Date was cancelled and each holder of Arko Ordinary Shares received the following consideration, at such holder’s election:

1.	Option A (Stock Consideration): 0.0862 validly issued, fully paid and nonassessable shares of our common stock.

2.

Option B (Mixed Consideration): (A) a cash amount equal to $0.0862 in consideration for each Arko Ordinary Share (the “Cash Option B Amount”) plus (B) 0.0761 of validly issued, fully paid and nonassessable shares of our common stock.

3.

Option C (Mixed Consideration): (A) a cash amount equal to $0.1803 in consideration for each Arko Ordinary Share (the “Cash Option C Amount”) plus (B) 0.0650 of validly issued, fully paid and nonassessable shares of our common stock

The equity holders of Arko received an aggregate of 65,208,698 shares of our common stock and approximately $55.4 million in cash. In addition, each holder of Arko Ordinary Shares received a pro rata cash payment, in the form of additional merger consideration in an amount of $0.0706 per share (a total of approximately $58.7 million). We issued Arie Kotler, Morris Willner and Vilna Holdings an aggregate of 41,871,801 shares of such common stock (the “ARKO Management Shares”).

Founder Shares

On March 15, 2019, Haymaker issued an aggregate of 8,625,000 Founder Shares to the Haymaker Sponsor II LLC (“Sponsor”) for an aggregate purchase price of $25,000. On June 6, 2019, Haymaker effected a 1.16666667 for 1 stock dividend for each share of Class B common stock outstanding, resulting in the Sponsor holding an aggregate of 10,062,500 Founder Shares (up to 1,312,500 shares of which were subject to forfeiture depending on the extent to which the underwriter’s over-allotment option was exercised). The Sponsor forfeited, as the result of the partial exercise of the over-allotment option of the underwriter, 62,500 of these Founder Shares, resulting in the Sponsor holding 10,000,000 Founder Shares, which was 20% of Haymaker’s issued and outstanding shares.

Pursuant to a certain Sponsor Support Agreement executed concurrently with the entry into the Business Combination Agreement (“the Sponsor Support Agreement”), the Sponsor agreed, among other things, that, on the Closing Date, (i) the Sponsor’s 10,000,000 shares of Haymaker’s Class B common stock be converted into 5,800,000 shares of common stock, (ii) the Sponsor automatically forfeited 1,000,000 shares of our common stock and 2,000,000 Private Warrants, and such shares and warrants were cancelled and no longer outstanding and (iii) 4,200,000 shares of our common stock that would otherwise be issuable to the Sponsor were deferred (subject to certain triggering events as described in the Business Combination Agreement) (the “Deferred Shares”), resulting in the Sponsor holding 4,800,000 Founder Shares. Subsequent to the Closing Date, Sponsor distributed 1,064,166 Founder Shares to entities associated with Ion Asset Management Ltd., which were members of the Sponsor.

Private Warrants

In connection with the IPO, the Sponsor, Cantor and Stifel purchased an aggregate of 6,000,000 Private Warrants at a price of $1.50 per warrant ($9,000,000 in the aggregate) in a private placement that closed simultaneously with the closing of the IPO. Following the Business Combination, each of the Private Warrants exercisable for one share of Haymaker Class A Common Stock at an exercise price of $11.50 per share, in accordance with its terms became exercisable for one share of our common stock. In connection with the Business Combination, the Sponsor forfeited 2,000,000 Private Warrants pursuant to the Sponsor Support Agreement.

PIPE Investment

On November 18, 2020, we entered into the Subscription Agreement with MSD Special Investments Fund, L.P., MSD SIF Holdings, L.P., MSD Credit Opportunity Master Fund, L.P., MSD Private Credit Opportunity Master Fund 2, L.P., Lombard International Life Ltd., on behalf of its Segregated Account BIGVA005, and MSD SBAFLA Fund, L.P. (collectively, the “PIPE Investors”) pursuant to which, among other things, the PIPE Investors agreed to subscribe for and purchase, and we agreed to issue and sell to such investors, 700,000 shares of Series A Convertible Preferred Stock, at a price per share of $100.00, and up to an aggregate of an additional 300,000 shares of Series A Convertible Preferred Stock (the “Additional Preferred Shares”) if, and to the extent, we exercised our right to sell such additional shares (the “PIPE Investment”). The conditions to completing the PIPE Investment under the Subscription Agreement included a condition that all conditions to the closing of the Business Combination shall have been satisfied or waived.

The PIPE Investment closed immediately prior to the Business Combination closing and we exercised our right to sell the Additional Preferred Shares resulting in the purchase by the PIPE Investors of a total of 1,000,000 shares of the Series A Convertible Stock. The shares of Series A Convertible Preferred Stock are convertible into the PIPE Shares. The PIPE Investors executed joinders and became parties to the Registration Rights Agreement described below.

GPM Equity Purchase Agreement

Contemporaneously with the execution of the Business Combination Agreement on September 8, 2020, we, Haymaker, and the GPM Minority Investors (as defined below) entered into a certain equity purchase agreement (the “GPM Equity Purchase Agreement”), pursuant to which, among other things, on the Closing Date, we purchased from GPM Owner, LLC, GPM HP SCF Investor, LLC, ARCC Blocker II LLC, CADC Blocker Corp., Ares Centre Street Partnership, L.P., Ares Private Credit Solutions, L.P., Ares PCS Holdings Inc., Ares ND Credit Strategies Fund LLC, Ares Credit Strategies Insurance Dedicated Fund Series Interests of SALI Multi-Series Fund, L.P., Ares SDL Blocker Holdings LLC, Ares SFERS Credit Strategies Fund LLC, Ares Direct Finance I LP and Ares Capital Corporation (collectively, the “GPM Minority Investors”), all of their (a) direct and indirect membership interests in GPM, including, in the case of GPM Owner, LLC, the purchase of the stock of GPM Holdings, Inc., (b) warrants, options or other rights to purchase or otherwise acquire securities of GPM, equity appreciation rights or profits interests relating to GPM, except as otherwise described below in connection with the exchange of the New Ares Warrants, and (c) obligations, evidences of indebtedness or other securities or interests, but only to the extent convertible or exchange into securities described in clauses (a) or (b), including their respective membership interests (the “Equity Securities”). In exchange for the Equity Securities, the GPM Minority Investors received approximately 33,772,660 shares of our common stock (the “GPM Minority Investor Shares”). In addition, at the closing of the Business Combination, certain entities affiliated with Ares Capital Management LLC exchanged their warrants to acquire membership interests in GPM for the New Ares Warrants.

Stifel, Nicolaus & Company

On May 16, 2019 and July 1, 2020, Haymaker entered into engagement letters with Stifel, Nicolaus & Company (“Stifel”) pursuant to which Stifel agreed to provide financial advisory services in connection with the

Business Combination. On December 20, 2020, Haymaker and Stifel amended the engagement letters to provide that the cash fees payable to Stifel pursuant the engagement letters will be paid in the form of 469,250 newly issued shares of the combined company at the Business Combination closing, valued for this purpose at $10.13 per share. Upon the closing of the Business Combination, we issued 469,250 shares of common stock to Stifel.

Registration Rights

Upon the closing of the Business Combination, we entered into the Registration Rights Agreement with the Selling Securityholders. Pursuant to the terms of the Registration Rights Agreement, we are obligated to file this registration statement to register the resale of certain of our securities held by the Selling Securityholders. The Registration Rights Agreement also provides for certain “demand” and “piggy-back” registration rights, subject to certain requirements and customary conditions.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of shares of our common stock. This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of our common stock who are initial purchasers of such common stock pursuant to this offering and hold the common stock as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion assumes that any distributions made by us on our common stock and any consideration received by a holder in consideration for the sale or other disposition of our common stock will be in U.S. dollars.

This summary is based upon U.S. federal income tax laws as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain net investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:

•	financial institutions or financial services entities;

•	broker-dealers;

•	governments or agencies or instrumentalities thereof;

•	regulated investment companies;

•	real estate investment trusts;

•	expatriates or former long-term residents of the United States;

•	persons that actually or constructively own five percent or more (by vote or value) of our shares;

•	persons that acquired our common stock pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•	insurance companies;

•	dealers or traders subject to a mark-to-market method of accounting with respect to our common stock;

•	persons holding our common stock as part of a “straddle,” constructive sale, hedge, conversion or other integrated or similar transaction;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships (or entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes) and any beneficial owners of such partnerships;

•	tax-exempt entities;

•	controlled foreign corporations; and

•	passive foreign investment companies.

If a partnership (including an entity or arrangement treated as a partnership or other pass-thru entity for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our common stock, you are urged to consult your tax advisor regarding the tax consequences of the acquisition, ownership and disposition of our common stock.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and do not expect to seek, a ruling from the U.S. Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. EACH PROSPECTIVE INVESTOR IN OUR COMMON STOCK IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our common stock who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a United States person.

Taxation of Distributions. If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividend income” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate U.S. holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock. Upon a sale or other taxable disposition of our common stock, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the common stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock so disposed of exceeds one year. Long-term capital gains recognized by non- corporate U.S. holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its common stock so disposed of. A U.S. holder’s adjusted tax basis in its common stock generally will equal the U.S. holder’s acquisition cost less any prior distributions treated as a return of capital.

Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our common stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our common stock who or that is for U.S. federal income tax purposes:

•	a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

•	a foreign corporation; or

•	an estate or trust that is not a U.S. holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of the disposition of our common stock. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our common stock.

Taxation of Distributions. In general, any distributions we make to a Non-U.S. holder of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below), we generally will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

The withholding tax generally does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A corporate Non-U.S. holder receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable treaty rate).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock. A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our common stock unless:

•

the gain is effectively connected with the conduct by the Non-U.S. holder of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our common stock, and, in the case where shares of our common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our common stock. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” imposed at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our common stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our common stock from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not expect to be a United States real property holding corporation immediately after the Business Combination is completed.

Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of shares of common stock. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding Taxes. Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends on our common stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by United States persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Thirty percent withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Such proposed regulations also delayed withholding on certain other payments received from other foreign financial institutions that are allocable, as provided for under final Treasury Regulations, to payments of U.S.-source dividends, and other fixed or determinable annual or periodic income. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in our common stock.

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to an aggregate of 1,100,000 shares of our common stock issuable upon exercise of the New Ares Warrants, for which we will receive the proceeds from any exercise of any such warrants for cash. We are also registering the offer and sale, from time to time, by the Selling Securityholders of up to 99,251,253 shares of common stock and up to 4,000,000 Private Warrants.

We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds from Private Warrants and the Selling Securityholder Warrants exercised in the event that such warrants are exercised for cash.

Once issued and upon effectiveness of the Registration Statement of which this prospectus forms a part, the securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes the pledgees, donees, transferees or other successors in interest selling securities received after the date of this prospectus from the Selling Securityholders as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions.

Subject to the limitations set forth in any applicable registration rights agreement or other agreement with us, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the applicable exchange;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the Registration Statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by the Selling Securityholders that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.

To the extent required, the shares of our common stock to be sold, the name of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the Registration Statement that includes this prospectus.

In connection with the sale of shares of our common stock, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of our common stock in the course of hedging the positions they assume. The Selling Securityholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these shares. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their respective affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the warrant agent, Continental Stock Transfer &

Trust Company, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Greenberg Traurig, LLP.

EXPERTS

The audited consolidated financial statements of ARKO Corp. incorporated by reference in this prospectus and elsewhere in the Registration Statement, have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accounting firm, upon the authority of such firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The Registration Statement, including the exhibits, can be read at the SEC website referred to below under “Where You Can Find More Information.” The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 25, 2022; and

•

the Company’s Registration Statement on Form 8-A filed with the Commission on December 22, 2020, in which there is described the terms, rights and provisions applicable to the shares of the Company’s common stock, including any amendment or report filed for the purpose of updating such description, including the description of the common stock filed as Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed on March 25, 2021.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (not including any information furnished under Item 2.02, 7.01, or 9.01 of Form 8-K or any other information that is identified as “furnished” rather than filed, which information is not incorporated by reference herein), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information that has been incorporated by reference in this prospectus (excluding exhibits unless specifically incorporated by reference into those documents). Please direct requests to us at the following address:

ARKO Corp.

8565 Magellan Parkway

Suite 400

Richmond, Virginia

(804) 730-1568

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the Registration Statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the Registration Statement. Whenever a reference is made in this prospectus to any of our contracts, agreements, or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the Registration Statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement, or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

Our website address is www.arkocorp.com. The information contained on, or accessible through, our website is not incorporated into this prospectus and does not form a part hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the securities being registered hereby.

Securities and Exchange Commission registration fee	$0	*
Accounting fees and expenses	25,000
Legal fees and expenses	25,000
Financial printing and miscellaneous expenses	2,000

Total	$52,000

*	Previously paid

Item 15.	Indemnification of Directors and Officers.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

We have entered into indemnification agreements with each of our directors and officers. These agreements provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law and our amended and restated certificate of incorporation and bylaws. We also maintain a general liability insurance policy, which will cover certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 16.	Exhibits and Financial Statements.

(a)    Exhibits.

Exhibit No.	Description

2.1	Business Combination Agreement, dated as of September 8, 2020, by and among Haymaker Acquisition Corp. II, ARKO Corp., Punch US Sub, Inc., Punch Sub Ltd. and ARKO Holdings Ltd. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K, filed on December 31, 2020).

2.2	Consent and Amendment No. 1 to the Business Combination Agreement, dated as of November 18, 2020, by and among Haymaker, ARKO Corp., Merger Sub I, Merger Sub II and Arko (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K, filed with the SEC on November 19, 2020 by Haymaker Acquisition Corp. II (File No. 001-38931)).

2.3	Equity Purchase Agreement, dated as of September 8, 2020, by and among ARKO Corp. and each of the persons or entities listed on Exhibit B thereto (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K, filed on September 9, 2020 (9:31 a.m.), by Haymaker Acquisition Corp. II (File No. 001-38931)).

4.1	Warrant Assignment, Assumption and Amendment Agreement, dated as of December 22, 2020, by and among Haymaker, ARKO Corp. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, filed on December 31, 2020).

4.2	Registration Rights and Lock-up Agreement, dated as of December 22, 2020, by and among ARKO Corp. and each of the persons or entities listed on Schedule A thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed on December 31, 2020).

4.3	Form of ARKO Corp. Warrant (incorporated by reference to Exhibit 4.4 to the proxy statement/prospectus on Form S-4/A, filed with the SEC on November 6, 2020).

4.4	Warrant Agreement, dated June 6, 2019, by and between the Haymaker Acquisition Corp. II and Continental Stock Transfer & Trust Company, as warrant agent, (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K, filed with the SEC on June 12, 2019, by Haymaker Acquisition Corp. II (File No. 001-38931)).

4.5	Indenture, dated October 21, 2021, by and among ARKO Corp., the Guarantors party thereto and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K, filed on October 26, 2021).

4.6	Form of 5.125% Senior Note due 2029 (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K, filed on October 26, 2021).

5.1**	Opinion of Greenberg Traurig, LLP.

23.1*	Consent of Grant Thornton LLP.

23.2**	Consent of Greenberg Traurig, LLP (Included in Exhibit 5.1).

24.1**	Power of Attorney (included in the signature page to the Registration Statement).

*	Filed herewith.
**	Previously Filed.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering being made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

Insofar as indemnification for liabilities arising under the Securities may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on the 11th day of March 2022.

ARKO CORP.

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: President, Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Position	Date

/s/ Arie Kotler Arie Kotler	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	March 11, 2022

/s/ Donald Bassell Donald Bassell	Chief Financial Officer (Principal Financial and Accounting Officer)	March 11, 2022

* Sherman K. Edmiston III	Director	March 11, 2022

* Michael J. Gade	Director	March 11, 2022

* Andrew R. Heyer	Director	March 11, 2022

* Steven J. Heyer	Director	March 11, 2022

* Morris Willner	Director	March 11, 2022

* Starlette B. Johnson	Director	March 11, 2022

*By:	/s/ Arie Kotler
Arie Kotler
As Attorney-in-Fact